Exhibit (a)(37)

FOR IMMEDIATE RELEASE

LIONSGATE AMENDS ITS REVOLVING CREDIT FACILITY

Change of Control Trigger Threshold Increased to 50%

SANTA MONICA, Calif., and VANCOUVER, British Columbia, June 22, 2010 — Lionsgate (NYSE: LGF) (the “Company”) announced today that JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, has secured requisite consent of the lending syndicate to modify the “Change of Control” provisions contained in the Company’s $340 million revolving syndicated credit facility.  Pursuant to the amendment, among other things, the trigger threshold for a Change of Control has been increased from in excess of 20% to in excess of 50% control or ownership of the Company’s equity securities.

The Company noted that the credit facility continues to carry a favorable interest rate of LIBOR plus 2.50%, and that other key financial terms and provisions remain unchanged.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. Lionsgate has filed and amended a Solicitation/Recommendation Statement on Schedule 14D-9 with the Securities and Exchange Commission (“the SEC”) and a notice of change to directors’ circular with Canadian securities regulators. Any Solicitation/Recommendation Statement and directors’ circular or amendment thereto filed by Lionsgate that is required to be mailed to shareholders will be mailed to shareholders of Lionsgate. In addition, Lionsgate has filed a proxy statement with the SEC and Canadian securities regulators in connection with the special meeting of shareholders and mailed such proxy statement to shareholders of Lionsgate. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC OR CANADIAN SECURITIES REGULATORS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN CERTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the Solicitation/Recommendation Statement, the directors’ circular, any amendments or supplements thereto, the proxy statement, and other documents filed by Lionsgate with the SEC and Canadian securities regulators related to the Icahn Group’s unsolicited tender offer for no charge in the “Investors” section of Lionsgate’s website at www.lionsgate.com or at the SEC’s website at www.sec.gov or at www.sedar.com. Copies will also be available at no charge by writing to Lionsgate at 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404.

Certain Information Regarding Participants

Lionsgate and certain of its directors and executive officers may be deemed to be participants under the rules of the SEC. Shareholders may obtain information regarding the names, affiliations and interests of Lionsgate’s directors and executive officers in Lionsgate’s Annual Report on Form 10-K filed with the SEC on June 1, 2010, and its proxy statement for the 2009 Annual Meeting filed with the SEC on August 17, 2009. To the extent that holders of Lionsgate securities have changed since the amounts printed in its proxy statement for the 2009 Annual Meeting filed and its proxy statement for the 2010 Special Meeting of Shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are included in the definitive proxy statement filed with the SEC and Canadian securities regulators in connection with the special meeting of shareholders and may also be included in other relevant materials to be filed with the SEC if and when they become available. These documents (when available) can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements as a result of various important factors, including, but not limited to, actions taken by the Icahn Group, actions taken by shareholders in respect of the offer, the possible effect of the offer on Lionsgate’s business (including, without limitation, on Lionsgate’s credit facilities and notes), the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films, budget overruns, limitations imposed by Lionsgate’s credit facilities, unpredictability of the commercial success of Lionsgate’s motion pictures and television programming, the cost of defending Lionsgate’s intellectual property, difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry, and the risk factors found under the heading “Risk Factors” in Lionsgate’s 2010 Annual Report on Form 10-K filed with the SEC on June 1, 2010. As a result, these statements speak only as of the date they were made and Lionsgate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless such updates or revisions are required by applicable law. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “forecasts” and similar expressions are used to identify these forward-looking statements.

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Contacts:

Peter D. Wilkes

310-255-3726

pwilkes@lionsgate.com

Jamie Moser / Annabelle Rinehart

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449